Tutogen Medical Expects to Restate its 2003, 2004, 2005,
                   and First Quarter 2006 Financial Statements

           Company Has Engaged Lehman Brothers As Financial Adviser in
                Conjunction with the Schedule 13D Filed by Zimmer

                              For Immediate Release

Contacts:
  L. Robert Johnston, Jr. - Chief Financial Officer        Lytham Partners, LLC
  Tutogen Medical, Inc.                                    Joe Diaz
  386-462-0402 ext. 109                                    Joe Dorame
  bjohnston@tutogen.com                                    Robert Blum
                                                           602-889-9700

ALACHUA, FL. -- May 16, 2006 - Tutogen Medical, Inc. (AMEX: TTG), a leading manufacturer of sterile biological implant products made from human (allograft) and animal (xenograft) tissue, announced today that it is conducting a review of its previously reported financial statements for the fiscal years ended September 30, 2003, 2004, and 2005, and the 2006 first fiscal quarter ended December 31, 2005, as a result of an error discovered by management during its second fiscal quarter review in the accounting of actual costs associated with inventory purchased from its German subsidiary. Management presented its findings to the Company's Audit Committee and is continuing to examine the Company's accounting for such intercompany transactions. A restatement of such financial statements is anticipated.

As a result of the Company's ongoing review, it is anticipated that the release of the Company's financial results for its second fiscal quarter ended March 31, 2006, will be delayed.

Based on preliminary information, as a result of the error, inventory in each of fiscal years 2003, 2004 and 2005 and the 2006 first fiscal quarter ended December 31, 2005 was overstated by up to $800,000. Additionally, as a result of selling the intercompany inventory at a higher cost than actual cost, earnings for the cumulative period from October 1, 2003 to December 31, 2005 were understated by approximately $300,000 to $1,000,000.

The accounting error is not expected to have an adverse effect on the Company's business outlook for future fiscal periods nor impact the Company's future cash flows from operations.

The Company has discussed the matters relating to the error discovered by management regarding the actual costs associated with inventory purchased from its German subsidiary with Deloitte & Touche, LLP, the Company's present independent accounting firm. The Company intends to file an amended Annual Report on Form 10-K for the fiscal years ended September 30, 2003, 2004, and 2005, and an amended Quarterly Report on Form 10-Q for the first quarter of fiscal 2006 with the Securities and Exchange Commission promptly after completion of that review.

Separately, as previously reported, on March 10, 2006 Zimmer Holdings, Inc. filed an amendment #3 to its Schedule 13D expressing its intention to initiate discussions with Tutogen Medical that could possibly include further investment by Zimmer in securities of Tutogen Medical or the acquisition of some or all of the outstanding common stock of Tutogen. On May 12, 2006, Zimmer filed an additional amendment to its Schedule 13D disclosing that Zimmer had


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signed a confidentiality agreement with Tutogen Medical and filing a copy of the agreement. Zimmer commenced due diligence on May 10, 2006.

Tutogen Medical has engaged Lehman Brothers Inc. as its financial adviser in conjunction with the Schedule 13D filed by Zimmer. Tutogen Medical does not currently plan to comment on the status of such discussions with Zimmer or with any other parties unless and until, in its opinion, such appropriate disclosure is required or merited.

About Tutogen Medical, Inc.
Tutogen Medical, Inc. manufactures sterile biological implant products made from human (allograft) and animal (xenograft) tissue. Tutogen utilizes its Tutoplast Process(R) of tissue preservation and viral inactivation to manufacture and deliver sterile bio-implants used in spinal/trauma, urology, dental, ophthalmology, and general surgery procedures. The Company's Tutoplast(R) products are sold and distributed worldwide by Zimmer Spine and Zimmer Dental, subsidiaries of Zimmer Holdings, Inc. the Mentor Corporation, IOP, Inc. and through independent distributors and subsidiaries in the U.S. and Germany. For more information, visit the Company's Web site at http://www.tutogen.com.

Forward-Looking Statement Disclaimer: Certain statements in this news release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may differ materially from those set forth in these statements, including the results of the Company's continued examination of previously reported financial statements, the impact of the expected restatement, and the reaction of the Company's stockholders, customers, vendors and lenders to the examination and anticipated restatement. Forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth or implied by forward-looking statements. These and other risks are identified in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005. All information in this press release is as of May 16, 2006, and the Company undertakes no duty to update this information unless required by law.


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